

Premium Nickel Resources Ltd.
(Ontario)
100%
100%
100%
NAN Exploration Inc.
(Ontario)
North American Nickel (US) Inc.
(Delaware)
PNR Amalco Ltd.
(Ontario)
100%
Premium Nickel Resources International Limited
(Barbados)
100%
100%
Premium Nickel Resources Selkirk Group (Barbados) Limited
(Barbados)
Premium Nickel Resources Selebi (Barbados) Limited
(Barbados)
100%
100%
Premium Nickel Group Proprietary Limited(2)
(Botswana)
Premium Nickel Resources Proprietary Limited(1)
(Botswana)